Exhibit 10.18

Execution Version

AGREEMENT AND AMENDMENT NO. 2

TO SECOND LIEN CREDIT AGREEMENT

This AGREEMENT AND AMENDMENT NO. 2 TO SECOND LIEN CREDIT AGREEMENT (“Agreement”) dated as of April 14, 2011 (“Effective Date”) is by and among Jones Energy Holdings, LLC, a Delaware limited liability company (“Borrower”), the undersigned subsidiaries of the Borrower as guarantors (the “Guarantors”), the Lenders (as defined below) party to the Credit Agreement (as defined below) immediately prior to the effectiveness of this Agreement (the “Existing Lenders”), Wells Fargo Energy Capital, Inc., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and Credit Agricole Corporate and Investment Bank (the “New Lender” and, together with the Existing Lenders, the “Lender Parties”).

RECITALS

A.                                    The Borrower is party to that certain Second Lien Credit Agreement dated as of December 31, 2009 among the Borrower, the financial institutions party thereto from time to time, as lenders (the “Lenders”), and the Administrative Agent, as amended by that certain Agreement and Amendment No. 1 to Second Lien Credit Agreement dated as of September 15, 2010 (the “Credit Agreement”).

B.                                    Pursuant to that certain Asset Purchase and Sale Agreement dated as of April 12, 2011 (the “Subject PSA”) by and between the Borrower and Southridge Energy, LLC (the “Seller”), the Borrower has agreed to purchase certain oil and gas properties located in Oklahoma from the Seller for a purchase price of $165,000,000, subject to adjustment as set forth therein (the “Subject Assets”; and the acquisition of such Subject Assets pursuant to the Subject PSA, the “Subject Acquisition”).

C.                                    In connection with the Subject Acquisition, the Borrower has requested that the Existing Lenders and the New Lender (i) provide commitments to make additional Loans pursuant to the Credit Agreement in an aggregate principal amount equal to $35,000,000, the proceeds of which will be used to partially fund the Subject Acquisition, (ii) consent to an increase in the Borrowing Base under the Senior Revolving Credit Agreement and (iii) agree to amend certain provisions of the Credit Agreement.

D.                                    The New Lender has agreed to provide a portion of such additional Loans and to become a party to the Credit Agreement as a Lender thereunder pursuant to the terms hereof.

E.                                     The parties hereto wish to, subject to the terms and conditions of this Agreement, (i) permit the Borrower to increase the Borrowing Base under the Senior Revolving Credit Agreement and (ii) amend the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                           Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Unless otherwise specifically defined herein, each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement.

Section 2.                                           Other Definitional Provisions.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.                                           Joinder of New Lender.  The New Lender hereby agrees to become a party to the Credit Agreement as a Lender thereunder and agrees to perform in accordance with the terms thereof all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender thereunder.  The New Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (C) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, and (D) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and (ii) agrees that it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

Section 4.                                           Additional Loans.  Subject to the terms of this Agreement, each Lender Party agrees to make on the Effective Date a Loan to the Borrower in the principal amount set forth next to such Lender Party’s name on Exhibit A attached hereto (which amount shall be the amount of such Lender Party’s Commitment as of the Effective Date).  The aggregate amount of each Lender Party’s Loans as of the Effective Date (after giving effect to the making of the Loans contemplated by the preceding sentence) is set forth in Exhibit B attached hereto.

Section 5.                                           Consent to Borrowing Base Increase.  Under Section 7.01(a) of the Intercreditor Agreement, the First Lien Loan Documents (as defined in the Intercreditor Agreement) may not be amended, without the consent of the Second Lien Required Lenders (as defined in the Intercreditor Agreement) to, among other things, result in the sum of (A) the aggregate principal amount of all loans (which includes unreimbursed letter of credit obligations outstanding under the First Lien Loan Documents) at such time, plus (B) the unused portion of the Borrowing Base under the Senior Revolving Credit Agreement at such time, to exceed $300,000,000 less the amount of all mandatory repayments of any loans to the extent accompanied by a corresponding permanent and mandatory reduction in the available revolving commitments thereunder.  The Lenders hereby consent to (a) the increase in the Borrowing Base under the Senior Revolving Credit Agreement to $340,000,000 (the “Borrowing Base Increase”); provided that such increase is effected pursuant to the terms of the First Lien Amendment in substantially the same form as attached hereto as Exhibit C, and (b) the payment by the Borrower of fees payable in connection the First Lien Amendment (as defined below) which are acceptable to the Arranger.  The consents by the Lenders described in this Section 5 are limited to the Borrowing Base Increase as described herein and shall not be construed to be a consent to or a permanent waiver of Section 7.01(a) of the Intercreditor Agreement (other than as to the Borrowing Base Increase as set forth above) or any other terms, provisions, covenants, warranties or agreements contained in the Intercreditor Agreement or any other Loan Document.

Section 6.                                           Amendments to Credit Agreement.

(a)                                 Recital A of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

A.                                     The Borrower has requested that the Lenders provide second lien term loans in the aggregate principal amount of $90,000,000 on behalf of the Borrower.

(b)                                 Section 1.02 (Certain Defined Terms) of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:

“Amendment No. 2” means that certain Agreement and Amendment No. 2 to Second Lien Credit Agreement dated as of April     , 2011 among the parties thereto which amends this Agreement.

“Amendment No. 2 Effective Date” means the effective date of Amendment No. 2.

“Applicable Cleveland Hedging Percentage” means 90%; provided that (i) such percentage shall be 100% if the Credit Parties have at least two drilling rigs actively exploring for oil and gas in the Cleveland Formation during the entirety of the six-month period commencing with the 90th day immediately preceding the effective date of the most recently delivered Reserve Report, and (ii) such percentage shall be 95% if the Credit Parties have only one drilling rig actively exploring for oil and gas in the Cleveland Formation during the entirety of the six-month period commencing with the 90th day immediately preceding the effective date of the most recently delivered Reserve Report.

“Cleveland Oil and Gas Properties” means the Credit Parties’ Oil and Gas Properties located in the Cleveland Formation.

“Non-Cleveland Oil and Gas Properties” means the Credit Parties’ Oil and Gas Properties other than the Cleveland Oil and Gas Properties.

“Non-Southridge EBITDAX” means EBITDAX minus the Southridge EBITDAX.

“Southridge Acquisition” means that certain acquisition of Oil and Gas Properties located in the State of Oklahoma and sold by Southridge Energy, LLC pursuant to the Southridge PSA.

“Southridge EBITDAX” means the portion of EBITDAX that is directly attributable to the Oil and Gas Properties acquired by the Borrower under the Southridge Acquisition.

“Southridge PSA” means that certain Asset Purchase and Sale Agreement dated as of April 12, 2011 by and between the Borrower and Southridge Energy, LLC.

(c)                                  Section 1.02 (Certain Defined Terms) of the Credit Agreement is hereby amended by deleting the defined terms “Annualized EBITDAX”, “Applicable Margin”, “Commitment”, “EBITDAX”, “Interest Coverage Ratio”, “LIBO Rate” and “Total Leverage Ratio” in their entirety and replacing them with the following corresponding terms:

“Annualized EBITDAX” means:

(a) as of June 30, 2011, the sum of (i) Southridge EBITDAX for the fiscal quarter then ending multiplied by four plus (ii) Non-Southridge EBITDAX for the period of four consecutive fiscal quarters then ending on such date;

(b) as of September 30, 2011, the sum of (i) Southridge EBITDAX for the period of two consecutive fiscal quarters then ending multiplied by two plus (ii) Non-Southridge EBITDAX for the period of four consecutive fiscal quarters then ending on such date; and

(c) as of December 31, 2011, the sum of (i) Southridge EBITDAX for the period of three consecutive fiscal quarters then ending multiplied by one and one-third plus (ii) Non-Southridge EBITDAX for the period of four consecutive fiscal quarters then ending on such date.

“Applicable Margin” means (a) with respect to each Eurodollar Tranche, a rate per annum equal to 7.000%; and (b) with respect to each ABR Tranche, a rate per annum equal to 6.000%.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder on the Effective Date, on the Amendment No. 1 Effective Date and on the Amendment No. 2 Effective Date, and “Commitments” means the aggregate amount of the Commitments of all Lenders.  The amount of each Lender’s Commitment as of the Amendment No. 2 Effective Date is set forth on Annex I.

“EBITDAX” means, for any period, the sum of (a) Consolidated Net Income of the Borrower for such period, plus (b) the following expenses or charges, without duplication and to the extent deducted in calculating such Consolidated Net Income for such period: (i) Interest Expense, (ii) income taxes, (iii) depreciation, depletion, amortization, exploration expenses, and intangible drilling costs, (iv) other noncash charges, (v) to the extent expensed and recognized in the applicable period, the transaction fees and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Second Lien Credit Agreement and the closing of the Acquisition and the Equity Investment, minus (c) all noncash income added to Consolidated Net Income; provided that, EBITDAX for any applicable period shall be calculated on a pro forma basis (with such calculation made in accordance with guidelines for pro forma presentations set forth by the SEC or as otherwise reasonably acceptable to the Administrative Agent) after giving effect to all acquisitions or Dispositions involving proved, developed, producing Oil and Gas Properties (including the acquisition or Dispositions of Equity Interests in any Person owning proved, developed, producing Oil and Gas Properties) made during such period (a “Subject Transaction”), as if such Subject Transaction was consummated on the first day of such period; provided, however, the Borrower shall not be required to calculate the pro forma effect of any Subject Transaction unless the aggregate purchase price of all Subject Transactions consummated during such period exceeds the Threshold Amount, as hereinafter defined.  For purposes of this definition: (A) “Threshold Amount” means the greater of 5% of the then effective Borrowing Base and $10,000,000, (B) in calculating the aggregate purchase price of all Subject Transactions, the purchase price of acquisitions and Dispositions shall be aggregated and not netted, and (C) the Southridge Acquisition shall not be considered as a Subject Transaction and EBITDAX shall not be adjusted on pro forma basis as described above for such acquisition.

“Interest Coverage Ratio” means (a) as of each of June 30, 2011, September 30, 2011 and December 31, 2011, the ratio of (i) Annualized EBITDAX as of such date to (ii) Interest Expense for the period of four consecutive fiscal quarters then ending on such date, and (b) as of the last day of each fiscal quarter ending after December 31, 2011, the ratio of (i) EBITDAX for the period of four consecutive fiscal quarters then ending on such date to (ii) Interest Expense for the period of four consecutive fiscal quarters then ending on such date.

“LIBO Rate” means, with respect to any Eurodollar Tranche for any Interest Period, the rate per annum appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m.,

London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; in any case, the LIBO Rate shall not be less than 2.25% per annum.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Tranche for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Tranche and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Total Leverage Ratio” means (a) as of each of June 30, 2011, September 30, 2011 and December 31, 2011, the ratio of (i) Total Debt as of such date to (ii) Annualized EBITDAX as of such date, and (b) as of the last day of each fiscal quarter ending after December 31, 2011, the ratio of (i) Total Debt as of such date to (ii) EBITDAX for the period of four consecutive fiscal quarters then ending on such date.

(d)                                 Section 2.01 (Term Loan) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 2.01.                         Term Loan.  On the Effective Date, the Lenders made Loans to the Borrower in an aggregate principal amount equal to $40,000,000, and on the Amendment No. 1 Effective Date, the Lenders made Loans to the Borrower in an aggregate principal amount equal to $15,000,000.  Subject to the terms and conditions set forth herein, each Lender agrees to make on the Amendment No. 2 Effective Date, a Loan in dollars to the Borrower in an aggregate principal amount equal to such Lender’s Commitment on such date.  The Commitments are not revolving and amounts repaid or prepaid may not be re-borrowed under any circumstance.  Any portion of the Commitments available on the Effective Date, the Amendment No. 1 Effective Date or the Amendment No. 2 Effective Date and not drawn by the Borrower on or before 4:00 p.m. Houston, Texas time on the Effective Date, the Amendment No. 1 Effective Date or the Amendment No. 2 Effective Date, as applicable, shall be permanently cancelled.

(e)                                  Section 2.02 (Loans and Tranches) of the Credit Agreement is hereby amended by replacing clause (a) in its entirety with the following:

(a)                                 Loans; Several Obligations.  Each Loan shall be made as part of a Tranche consisting of Loans made on the Effective Date, the Amendment No. 1 Effective Date or the Amendment No. 2 Effective Date, as applicable, by the Lenders party hereto on such date ratably in accordance with their respective Commitments on such date.  The failure of any Lender to fund its Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to fund its Loan as required.

(f)                                   Section 2.06 (Termination of Commitments) of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

Section 2.06.                         Termination of Commitments.  The Commitments shall terminate at 4:00 p.m. Houston, Texas time on the Amendment No. 2 Effective Date.

(g)                                  Section 8.12 (Reserve Reports) of the Credit Agreement is hereby amended by replacing clause (a) in its entirety with the following:

(a)                                 On or before (i) May 1, 2011 and (ii) thereafter, April 1st and October 1st of each year, commencing October 1, 2011, the Borrower shall furnish to the Administrative Agent (for distribution to the Lenders) a Reserve Report evaluating the Oil and Gas Properties of the Borrower and the Guarantors as of the immediately preceding January 1st and July 1st. The Reserve Report to be delivered on or before April 1st of each year (and on May 1, 2011) shall be prepared by one or more Approved Petroleum Engineers, and the Reserve Report to be delivered on or before October 1st of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding April 1 Reserve Report (or if applicable, the May 1 Reserve Report).

(h)                                 Section 9.01 (Financial Covenants) of the Credit Agreement is hereby amended by replacing clause (b) in its entirety with the following clause (b):

(b)                                 Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2011, to be greater than (i) 4.50 to 1.00 in the case of the fiscal quarter ending June 30, 2011, (ii) 4.25 to 1.00 in the case of the fiscal quarter ending September 30, 2011, and (iii) 4.00 to 1.00 in the case of each fiscal quarter ending thereafter.

(i)                                     Section 9.18 (Swap Agreements) of the Credit Agreement is hereby amended by replacing clause (a)(i) in its entirety with the following:

(i)  Swap Agreements in respect of commodities entered into with Approved Counterparties and not for speculative purposes and with a duration no longer than five years from the date the applicable Swap Agreement is entered into; provided that

(A)  the aggregate notional volume of such commodities per year (with volumes of oil and volumes of gas calculated separately), under all such Swap Agreements of the Borrower and the Guarantors then in effect relating to production from Non-Cleveland Oil and Gas Properties shall not, at the time each transaction under any such Swap Agreement is entered into, exceed (I) 90% of the anticipated projected production from proved, developed, producing Non-Cleveland Oil and Gas Properties attributable to oil for each calendar year, or (II) 90% of the anticipated projected production from proved, developed, producing Non-Cleveland Oil and Gas Properties attributable to gas for each calendar year, in each case, as determined by reference to the most recently delivered Reserve Report and after giving effect to (1) any pro forma adjustments for the consummation of any acquisitions or dispositions of Non-Cleveland Oil and Gas Properties since the effective date of such Reserve Report and (2) any adjustments for changes in the anticipated projected production from proved, developed, producing Non-Cleveland Oil and Gas Properties since the effective date of such Reserve Report based on the actual production of Hydrocarbons and set forth in the most recent monthly production report delivered to the Administrative Agent pursuant to Section 8.01(n); and

(B)  the aggregate notional volume of such commodities per year (with volumes of oil and volumes of gas calculated separately), under all such Swap Agreements of the Borrower and the Guarantors then in effect relating to production from Cleveland Oil and Gas Properties shall not, at the time each transaction under any such Swap Agreement is entered into, exceed (I) the Applicable Cleveland Hedging Percentage of the anticipated projected production from proved, developed, producing Cleveland Oil and Gas Properties attributable to oil for each calendar year, or (II) the Applicable Cleveland Hedging Percentage of the anticipated projected production from proved, developed, producing Cleveland Oil and Gas Properties attributable to gas for each calendar year, in each case, as determined by reference to the most recently delivered Reserve Report and after giving effect to (1) any pro forma adjustments for the consummation of any acquisitions or dispositions of Cleveland Oil and Gas Properties since the effective date of such Reserve Report and (2) any adjustments for changes in the anticipated projected production from proved, developed, producing Cleveland Oil and Gas Properties since the effective date of such Reserve Report based on the actual production of Hydrocarbons and set forth in the most recent monthly production report delivered to the Administrative Agent pursuant to Section 8.01(n);

provided that, the limitations in this clause (i) shall not apply to basis differential swaps on volumes already hedged pursuant to other Swap Agreements or to put options and price floors (including floors embedded in participating swaps or other similar transactions to the extent not offset by calls) for Hydrocarbons with respect to which the Borrower or any Guarantor is the buyer of such put options or price floors; and

(j)                                    The Credit Agreement is hereby further amended by deleting Annex I (List of Commitments) attached thereto and replacing it with Exhibit A (List of Commitments) attached hereto.

(k)                                 The Credit Agreement is hereby further amended by deleting Exhibit D — Form of Compliance Certificate attached thereto and replacing it with the Exhibit D — Form of Compliance Certificate attached hereto.

Section 7.                                           Credit Parties Representations and Warranties.  Each Credit Party represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the limited liability company, limited partnership, or corporate power and authority of such Credit Party and have been duly authorized by appropriate limited liability company, limited partnership or corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) the Liens under the Security Instruments are valid and subsisting and secure the Indebtedness (as such Indebtedness may be increased as a result of the transactions contemplated hereby); and (g) no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and that are, or on the Effective Date will be, in full force and effect) is required for the incurrence of the Borrowing Base Increase or for the due execution, delivery and/or performance of Senior Revolving Credit Documents in connection with the Borrowing Base Increase, in each case by the parties thereto.

Section 8.                                           Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a)                                 The Administrative Agent shall have received:

(i)                                     multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Existing Lenders and the New Lender;

(ii)                                  a copy of the Master Assignment, Agreement and Amendment No. 2 to the Senior Revolving Credit Agreement (“First Lien Amendment”) which amends the corresponding provisions therein as those of the Credit Agreement amended pursuant to this Agreement and which provides for the increase in the Borrowing Base to $340,000,000, in substantially the same form as attached hereto as Exhibit C;

(iii)                               executed original Notes, if any, requested by the Lenders made by the Borrower payable to such requesting Lenders in the amount of such Lenders’ respective Loans after giving effect to the transactions contemplated hereby;

(iv)                              executed and notarized new Mortgages or supplements to existing Mortgages covering additional Oil and Gas Properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent to the extent necessary to cause the Administrative Agent to have a second priority, perfected Lien (subject only to Liens permitted under Section 9.03 of the Credit Agreement) on at least 80% of the Engineered Value of the Oil and Gas Properties evaluated in the Reserve Reports most recently delivered to the Administrative Agent (taking into account the Subject Assets);

(v)                                 a certificate, dated as of the Effective Date, duly executed and delivered by the Borrower’s and each Guarantor’s Secretary or Assistant Secretary as to (A) no change in the officers’ incumbency delivered at the original closing date for the Credit Agreement, (B) no change in authorizing resolutions delivered at such closing date, and (C) no change in organizational documents delivered at such closing date or, if any such changes have occurred, attaching new incumbency certificates, authorizing resolutions and/or organizational documents, as they case may be;

(vi)                              a true and complete copy of the Subject PSA certified as such by the Borrower;

(vii)                           certificates of existence and good standing for the Borrower in its state of organization, which certificates shall be dated a date not sooner than 30 days prior to Effective Date;

(viii)                        a certificate, dated as of the Effective Date, duly executed and delivered by a Responsible Officer of the Borrower as to governmental approvals, if any, with respect to this Agreement; and

(ix)                              such other information, documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Existing Lender or New Lender may reasonably request.

(b)                                 The Administrative Agent shall have received evidence satisfactory to it that conditions precedent and all other actions necessary for the First Lien Amendment have been met or have occurred (other than the consents and agreements provided under this Agreement).

(c)                                  The Administrative Agent shall have received such title information as the Administrative Agent may reasonably require setting forth the status of title to at least 80% of the Engineered Value of the Oil and Gas Properties evaluated in the Reserve Reports most recently delivered to the Administrative Agent (taking into account the Subject Assets).

(d)                                 Arrangements satisfactory to the Agent shall have been made for the termination and release of all Liens encumbering the Subject Assets (other than Excepted Liens but excluding judgment Liens).

(e)                                  The Subject Acquisition shall have been, or shall contemporaneously with the Effective Date be, consummated substantially pursuant to the terms of the Subject PSA.

(f)                                   The representations and warranties in this Agreement shall be true and correct in all material respects.

(g)                                  The New Lender shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

(h)                                 The Borrower shall have paid all fees required to be paid on the closing of this Agreement as set forth in that certain engagement letter dated April 7, 2011, among the Borrower, the Arranger, the Administrative Agent and the Senior Administrative Agent.

Section 9.                                           Acknowledgments and Agreements.

(a)                                 The Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)                                 The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby.  Except as expressly set forth herein, this Agreement shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, as amended hereby, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.

(c)                                  The Borrower, each Guarantor, the Administrative Agent and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement and the other Loan Documents are not impaired in any respect by this Agreement.

(d)                                 From and after the Effective Date, all references to the Credit Agreement in the Loan Documents shall mean the Credit Agreement, as amended by this Agreement.  This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

(e)                                  Notwithstanding the amendment to Exhibit D — Compliance Certificate effected under Section 6(k) above and notwithstanding the terms of Section 8.01(c) of the Credit Agreement, the certificate of Financial Officer to be delivered under Section 8.01(c) for the fiscal quarter ended March 31, 2011 shall be based on the form of Exhibit D — Compliance Certificate in effect prior to giving effect to this Agreement.

Section 10.                                    Reaffirmation of the Guarantee and Collateral Agreement.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guarantee and Collateral Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations (as defined in the Guarantee and Collateral Agreement), as such Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guarantee and Collateral Agreement in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 11.                                    Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile or PDF electronic mail signature, and all such signatures shall be effective as originals.

Section 12.                                    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 13.                                    Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 14.                                    Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 15.                                    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

JONES ENERGY HOLDINGS, LLC

By:
Name:	Craig Fleming
Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:

JELGP, LLC
J/M CRUSADER ACQUISITION SUB LLC
NOSLEY PROPERTIES, LLC
CRUSADER HOLDINGS, LLC
CRUSADER ENERGY GROUP, LLC
CRUSADER MANAGEMENT, LLC
HAWK ENERGY FUND I, LLC
KNIGHT ENERGY GROUP, LLC
KNIGHT ENERGY GROUP II, LLC
KNIGHT ENERGY MANAGEMENT, LLC
RCH UPLAND ACQUISITION, LLC

Each by:
Name:	Craig Fleming
Title:	Senior Vice President and Chief Financial Officer

JONES ENERGY, LTD.

By: JELGP, LLC, its general partner

By:
Name:	Craig Fleming
Title:	Senior Vice President and Chief Financial Officer

Signature page to Amendment No. 2 to Second Lien Credit Agreement

ADMINISTRATIVE AGENT/LENDER:

WELLS FARGO ENERGY CAPITAL, INC.,
as the Administrative Agent and a Lender

By:
Bryan McDavid
Director

Signature page to Amendment No. 2 to Second Lien Credit Agreement

LENDER:

UNIONBANCAL EQUITIES, INC.

By:
Name:
Title:

By:
Name:
Title:

Signature page to Amendment No. 2 to Second Lien Credit Agreement

LENDER:

SIEMENS FINANCIAL SERVICES, INC.

By:
Name:
Title:

Signature page to Amendment No. 2 to Second Lien Credit Agreement

NEW LENDER:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:
Name:
Title:

By:
Name:
Title:

Signature page to Amendment No. 2 to Second Lien Credit Agreement

EXHIBIT A

ANNEX I

LIST OF COMMITMENTS

(as of Amendment No. 2 Effective Date)

Name of Lender	Commitment Amount
Wells Fargo Energy Capital, Inc.	$12,500,000
UnionBanCal Equities, Inc.	$1,250,000
Siemens Financial Services, Inc.	$11,250,000
Credit Agricole Corporate and Investment Bank	$10,000,000
TOTAL	$35,000,000

EXHIBIT B

OUTSTANDING LOANS

The aggregate outstanding principal amount of each Lender Party’s Loans as of the Effective Date (after giving effect to the making of the Loans contemplated by the preceding sentence) is as follows:

Name of Lender	Percentage	Aggregate Outstanding Principal Amount
Wells Fargo Energy Capital, Inc.	44.44%	$40,000,000
UnionBanCal Equities, Inc.	16.67%	$15,000,000
Siemens Financial Services, Inc.	27.78%	$25,000,000
Credit Agricole Corporate and Investment Bank	11.11%	$10,000,000
TOTAL	100.00%	$90,000,000

EXHIBIT C

First Lien Amendment

[See attached.]

EXHIBIT D

Form of Compliance Certificate

[See attached.]